UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 10, 2010

ROCKY BRANDS, INC.
(Exact name of registrant as specifıed in its charter)

Ohio	0-21026	31-1364046
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identifıcation No.)

39 East Canal Street, Nelsonville, Ohio	45764
(Address of principal executive offıces)	(Zip Code)

Registrant's telephone number, including area code	(740) 753-1951

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K fıling is intended to simultaneously satisfy the fıling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry Into a Material Definitive Agreement.

On May 10, 2010, Rocky Brands, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Robert W. Baird & Co. Incorporated and D.A. Davidson & Co., as underwriters (the “Underwriters”), related to a public offering of 1,800,000 shares of the Company’s common stock, without par value per share (the “Common Stock”), at a price of $8.40 per share less the underwriting discounts and commissions (the “Offering”).  The Offering is expected to close on May 14, 2010, subject to the satisfaction of customary closing conditions.  Under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 270,000 shares of Common Stock to cover over-allotments, if any, at the same price.

Assuming no exercise of the Underwriters’ over-allotment option, the net proceeds to the Company are expected to be approximately $14.1 million after deducting estimated expenses associated with the Offering.  The Company will use the net proceeds from the offering for the repayment of long-term debt.

The Offering is being made pursuant to a prospectus supplement dated May 10, 2010 and an accompanying prospectus dated May 6, 2010 pursuant to the Company’s existing effective shelf registration statement on Form S-3 (File No. 333-165170).

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions.

The Underwriting Agreement has been included to provide investors and shareholders with information regarding its terms.  It is not intended to provide any other factual information about the Company.  The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

A copy of the opinion of Porter Wright Morris & Arthur, LLP relating to the legality of the issuance and sale of the shares in the Offering is attached as Exhibit 5.1 hereto.  A copy of the Underwriting Agreement is filed herewith as Exhibit 1.1 and is incorporated herein by reference.  The foregoing description of the Offering by the Company and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

Item 8.01.        Other Events.

Reference is made to the description of the Offering in Item 1.01.  The Company agreed in the Underwriting Agreement, subject to certain exceptions, not to offer and sell any shares of its common stock or securities convertible into shares of its common stock for a period of 90 days following the Offering without the written consent of the Underwriters.

On May 11, 2010, the Company issued a press release announcing that it had priced the Offering described in Item 1.01 of this Current Report on Form 8-K.  The Company’s press release is filed as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01.        Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated May 10, 2010 by and among Rocky Brands, Inc. and Robert W. Baird & Co. Incorporated and D.A. Davidson & Co., as the underwriters

5.1	Opinion of Porter Wright Morris & Arthur, LLP

23.1	Consent of Porter Wright Morris & Arthur, LLP (included in the opinion filed as Exhibit 5.1)

99.1	Press Release of Rocky Brands, Inc., dated May 11, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rocky Brands, Inc.

Date: May 11, 2010	By:	/s/ James E. McDonald
James E. McDonald, Executive Vice
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated May 10, 2010 by and among Rocky Brands, Inc. and Robert W. Baird & Co. Incorporated and D.A. Davidson & Co., as the underwriters

5.1	Opinion of Porter Wright Morris & Arthur, LLP

23.1	Consent of Porter Wright Morris & Arthur, LLP (included in the opinion filed as Exhibit 5.1)

99.1	Press Release of Rocky Brands, Inc., dated May 11, 2010

PORTER, WRIGHT, MORRIS & ARTHUR LLP
41 South High Street
Columbus, Ohio 43215-6194
Telephone: 614-227-2000
Facsimile: 614-227-2100

May 11, 2010

VIA EDGAR

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re:         Rocky Brands, Inc.
Current Report on Form 8-K, dated May 10, 2010
File No. 001-34382

Ladies and Gentlemen:

On behalf of Rocky Brands, Inc. (the “Company”), pursuant to Regulation S-T under the Securities Act of 1933, as amended, and pursuant to General Instruction E to Current Report on Form 8-K under the Securities Exchange Act of 1934, as amended, the Company’s Current Report on Form 8-K, dated May 10, 2010,  is being transmitted herewith.

Any questions or comments with respect to this filing should be directed to the undersigned at (614) 227-2059.

Very truly yours,

/s/ Erin F. Siegfried

Erin F. Siegfried